EXHIBIT 3.1

                            Articles of Incorporation

Name of Corporation: Durango Entertainment, Inc.
Resident Agent Name and Sierra Corporate Services


Street Address:           Stevenson Management Group, Inc.
                          9750 Peace Way, #2090, Las Vegas, Nevada 89147
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Shares:                   Number of shares with par value: 75,000,000
                          Par value: $.001  Number of shares without par value:0
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Names & Addresses of
Board of                  Hugo Cancio
Directors/Trustees:       19250 NW 89th Court, Miami, Florida 33018
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Purposes:                 All Legal purposes.
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Names, Address and        Hugo Cancio
Signature of              19250 NW 89th Court, Miami, Florida 33018
Incorporator
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Certificate of            /s/Stevenson Management Group, Inc.
Acceptance of             12/30/204
Appointment of Resident
Agent:
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